                                                                    EXHIBIT 1.01






                               5,000,000 SHARES

                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

                                  COMMON STOCK

                              ____________________


                             UNDERWRITING AGREEMENT


                                                         St. Petersburg, Florida
                                                            [September] __, 1996


Raymond James & Associates, Inc.
Vector Securities International, Inc.
  As Representatives of the Several Underwriters
  c/o Raymond James & Associates, Inc.
  880 Carillon Parkway
  St. Petersburg, Florida  33716

Ladies and Gentlemen:

         Dynamic Healthcare Technologies, Inc., a Florida corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 4,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, to the several Underwriters named in Schedule I hereto (the "Underwriters"), and certain shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,000,000 shares of the Common Stock (such 5,000,000 aggregate shares to be sold by the Company and the Selling Shareholders are hereinafter referred to as the "Firm Shares"). In addition, the Company and certain of the Selling Shareholders, have agreed to sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional 750,000 shares (the "Additional Shares") of the Common Stock to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         The Company and the Selling Shareholders wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company and the Selling Shareholders.

         1.      (a)      REGISTRATION STATEMENT AND PROSPECTUS.  The Company
has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-____), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended at the time when it becomes effective and as thereafter amended by post-effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the "Prospectus." The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus are collectively referred to in this Agreement as the "Prepricing Prospectus."

                 (b) In addition, the Company has prepared and filed with the Commission in accordance with the provisions of the Act an additional registration statement (the "Additional Registration Statement") to register certain shares of the Company's common stock for the sole benefit of certain shareholders (the "Registering Shareholders") of the Company.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company and the Selling Shareholders (in accordance with Schedule II hereof) hereby agree, severally and not jointly, to sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders at a purchase price of $____ per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 11 hereof).

         The Company and certain Selling Shareholders (in accordance with
Schedule II hereof) hereby also agree, severally and not jointly, to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company and certain Selling Shareholders) (in accordance with Schedule II hereof) up to 750,000 Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) which bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 11 hereof) bears to the total number of Firm Shares.

         3. TERMS OF PUBLIC OFFERING. The Company and the Selling Shareholders have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Raymond James & Associates, Inc. may request upon at least 48 hours prior notice to the Company, shall be delivered by or on behalf of the Company and the Selling Shareholders to the Underwriters for the account of such Underwriter, against payment by such Underwriter on its behalf as provided herein. Payment shall be made (i) with respect to the purchase price for the Firm Shares and any Additional Shares purchased from the Company if any Additional Shares are purchased hereunder, to the Company by official bank check or checks payable to the order of the Company, in next day available funds against delivery of the certificates for the Firm Shares or Additional Shares purchased from the Company, as the case may be, and (ii) with respect to the purchase price for Firm Shares sold by the Selling Shareholders to the Custodian (as defined in the last paragraph of Section 7 hereof) by official bank check or checks payable to the order of the Custodian, in next day available funds against delivery of the certificates for the Firm





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

Shares purchased from Selling Shareholders. The closing of the sale and purchase of the Shares shall be held at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716 (the "Representative's Office"), or at such location in Miami, Florida as the Representatives may designate, except that physical delivery of certificates for the Shares shall be made at the direction of the Underwriters either at the Representative's Office or shall be made to The Depository Trust Company ("DTC"), 55 Water Street, New York, New York 10041, for the account of the Underwriters or for such other accounts as the Underwriters shall specify to DTC.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from you on behalf of the Underwriters to the Company and certain Selling Shareholders (in accordance with Schedule II hereof) of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given to the Company and the Selling Shareholders by you at any time within 30 days after the date of the Prospectus. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement among you and the Company.

         5. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

                 (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                 (b) The Company will furnish to you, without charge, two signed duplicate originals of each of (i) the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto and (ii) the Additional Registration Statement, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

                 (c) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus unless (i) you shall have previously been advised thereof and given a reasonable opportunity to review such filing, amendment or supplement, and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised.





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

                 (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                 (e) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

                 (f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

                 (g) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of
         Section 11(a) of the Act.

                 (h) During the period ending five years from the date hereof, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to shareholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or The Nasdaq Stock Market or any securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.





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

                 (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company or any of the Selling Shareholders to perform any agreement herein or to comply with any of the terms or provisions hereof or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters but excluding wages and salaries paid by you) incurred by you in connection herewith.

                 (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus.

                 (k) If Rule 430A under the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act.

                 (l) For a period of 180 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, without your prior written consent, the Company will not, directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, "Company Securities") or any rights to purchase Company Securities, except (i) to the Underwriters pursuant to this Agreement, (ii) pursuant to and in accordance with the Company's 1983 Incentive Stock Option Plan, 1993 Incentive Stock Option Plan, Director and Officer Management Stock Warrant and Option Plan or Employee Stock Purchase Plan, each of which is referenced in the Registration Statement under the caption "Management -- Other Compensation Plans," or (iii) pursuant to the Warrants contemplated by
         Section 5(r) hereof.

                 (m) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

                 (n) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

                 (o) The Company will not at any time, directly or indirectly take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                 (p) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading, and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

                 (q) For so long as the Company's Common Stock is qualified for trading on the National Association of Securities Dealers Automated Quotation National Market System ("NMS"), the Company will comply with the filing and other requirements of NMS.

                 (r) On the Closing Date, and subject to the closing of the sale of the Firm Shares hereunder, the Company shall execute and deliver to Raymond James & Associates, Inc. and to Vector Securities International, Inc. warrants to purchase an aggregate of 250,000 shares of the Company's Common





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         Stock, which warrants shall be in the form attached as Exhibit A hereto (such warrants are referred to herein as the "Warrants").

                 (s) The Company will cause the Shares to be duly included for trading on NMS at each time of delivery and maintain such status on NMS or be listed on a national securities exchange, on a continuous basis for at least three years from the date hereof.

                 (t) If at any time during the period beginning on the date the Registration Statement becomes effective and ending on the later of (A) the date 25 days after such effective date (or, if the Underwriter's option granted pursuant to Section 2 hereof has not been exercised by such date, then 30 days after such effective date) or (B) the date that is the earlier of (l) the date on which the Company first files with the Commission a Quarterly Report on Form 10-Q after such effective date and (2) the date on which the Company first issues a quarterly financial report to shareholders after such effective date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Underwriters, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates an amendment of or supplement to the Prospectus), the Company will, after written notice from the Representatives advising the Company to the effect set forth above, forthwith prepare, consult with the Representatives concerning the substance of, and consult with Company counsel to determine whether or not it is advisable, under the circumstances, to disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS. The Company and the Selling Shareholders hereby jointly and severally represent and warrant to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

                 (a) Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                 (b) Each of the Registration Statement and the Additional Registration Statement, in the forms in which they become effective and also in such form as either of them may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                 (c) The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Prospectus, the Company is not a party to or bound





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

         by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder and the shares of Common Stock issuable pursuant to the Warrants (the "Warrant Shares") have been duly authorized and, when issued and delivered to the Underwriters (or to other permitted purchasers under the Warrants) against payment therefor in accordance with the terms hereof or thereof, as the case may be, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares against payment therefor pursuant to the terms of this Agreement, and the delivery of certificates for the Warrant Shares against payment therefor pursuant to the terms of the Warrants, will pass valid title to the Shares and the Warrant Shares, as the case may be, free and clear of any claim, encumbrance or defect in title, to the several Underwriters (or to other permitted purchasers under the Warrants) purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares are in valid and sufficient form.

                 (d) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, and the Company has taken all actions reasonably necessary for it to assure that such exemptions from registration would continue to be operative during all applicable periods of time required by law.

                 (e) The Company does not have any subsidiaries other than Dimensional Medicine, Inc. (the "Subsidiary"), and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization.

                 (f) The Company is a corporation duly organized and validly existing as a corporation in good standing under the laws of the State of Florida with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and the Subsidiary taken as a whole (a "Material Adverse Effect").

                 (g) The Subsidiary is a corporation duly organized, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect. All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                 (h) There are no legal or governmental proceedings pending or threatened against the Company or the Subsidiary or to which the Company or the Subsidiary or any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory





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

         or administrative agency or commission pending or, to the best knowledge of the Company, threatened against or involving the Company or the Subsidiary, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor is there any basis for any such action, suit, inquiry, proceeding, or investigation.

                 (i) There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act. All such contracts to which the Company or the Subsidiary is a party have been duly authorized, executed and delivered by the Company or the Subsidiary, as the case may be, constitute valid and binding agreements of the Company or the Subsidiary, as the case may be, and are enforceable against the Company or the Subsidiary, as the case may be, in accordance with the terms thereof, and neither the Company nor the Subsidiary, as the case may be, nor to the best of the Company's knowledge, any other party, is in breach of or default under any of such contracts.

                 (j) Neither the Company nor the Subsidiary is in violation of its respective articles of incorporation or bylaws or any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary, or in default in any material respect in the performance of any obligation, agreement or condition contained in
         (i) any bond, debenture, note or any other evidence of indebtedness, or (ii) any material agreement, indenture, lease or other material instrument to which the Company or the Subsidiary is a party or by which any of their respective properties may be bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or the Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                 (k) The Company's execution and delivery of this Agreement and the Warrants and the performance by the Company of its obligations under this Agreement and the Warrants have been duly and validly authorized by the Company, and this Agreement has been, and the Warrants will be, duly executed and delivered by the Company, and this Agreement constitutes (assuming execution of this Agreement by the Representatives), and the Warrants when so executed and delivered will constitute, valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

                 (l) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement and the Warrants by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement),
         (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the Company or any agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its properties, or (iv) results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company.

                 (m) Except as described in the Prospectus, the Company does not have outstanding and at the Closing Date (and the Additional Closing Date, if applicable) will not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. Except for the common stock to be registered by means of the Additional Registration Statement, no holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

                 (n) Each of the firms of KPMG Peat Marwick L.L.P., Deloitte & Touche, LLP and Ernst & Young, LLP the certified public accountants who have certified the financial statements filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto) are, to the Company's knowledge, independent public accountants as required by the Act.

                 (o) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiary on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

                 (p) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor the Subsidiary has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and the Subsidiary taken as a whole; (ii) neither the Company nor the Subsidiary has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations; (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business); and (v) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve a potential future material adverse change, in the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company.

                 (q) Each of the Company and the Subsidiary has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the financial statements included in, or elsewhere in, the Prospectus or (ii) such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and the Subsidiary taken as a whole. All property (real and personal) held under lease by each of the Company and the Subsidiary is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiary taken as a whole.

                 (r) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus, the Prospectus, or other offering material, if any, as permitted by the Act.

                 (s) The Company has not taken, directly or indirectly, any action which constituted, or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

                 (t) The Company is not an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company within the meaning of the Investment Company Act of 1940, as amended.

                 (u) Each of the Company and the Subsidiary has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own its respective properties and to conduct its respective business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not and will not have a Material Adverse Effect; each of the Company and the Subsidiary has fulfilled and performed in all material respects all of its obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or the Subsidiary, as the case may be.

                 (v) Each of the Company and the Subsidiary has complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits, and other compensation for the performance of work or other duties in connection with contracts with the U.S. government. Each of the Company and the Subsidiary has complied and will comply in all material respects with the terms of all certifications and representations made to the U.S. government in connection with the submission of any bid or proposal or any contract. Each of the Company and the Subsidiary has complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the Civil Rights Act of 1964 (Title VII), as amended, the Age Discrimination in Employment Act and other applicable federal and state employment and labor laws.

                 (w) Each of the Company and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (x) Neither the Company nor the Subsidiary has, directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

                 (y) Each of the Company and the Subsidiary has obtained all required permits, licenses, and other authorizations, if any, which are required under federal, state, local and foreign statutes, ordinances and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder ("Environmental Laws"), except where the failure to obtain any such permit, license or other authorization has not resulted in and will not result in a Material Adverse Effect. Each of the Company and the Subsidiary is in material compliance with all terms and conditions of all required permits, licenses, and authorizations, and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws. There is no pending or, to the best knowledge of the Company after due inquiry, threatened civil or criminal litigation, notice of violation, or administrative proceeding relating in any way to the Environmental Laws (including but not limited to notices, demand letters, or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Emergency Planning and Community Right to Know Act of 1986, as amended ("EPCRA"), the Clean Air Act, as amended ("CAA"), or the Clean Water Act, as amended ("CWA") and similar federal, foreign, state, or local laws or regulations (including, without limitation, laws and regulations promulgated by the United States Food and Drug Administration), involving the Company or the Subsidiary. There have not been and there are not any past, present, or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, CERCLA, EPCRA, CAA, CWA or similar federal, foreign, state or local laws.

                 (z) Each of the Company and the Subsidiary owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark or service mark under which the Company or the Subsidiary conducts all or any material part of its business, and neither the Company nor the Subsidiary has created any lien or encumbrance on, or granted any right or license with respect to, any such trade name, trademark or service mark; there is no claim pending against the Company or the Subsidiary with respect to any trade name, trademark or service mark and neither the Company nor the Subsidiary has received notice or otherwise become aware that any trade name, trademark or service mark which it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

                 (aa) All offers, sales, conversions and redemptions of the Company's and the Subsidiary's capital stock and other securities through the date hereof and hereafter, have been or will be made in compliance with the Act and all other applicable state and federal laws or regulations.

                 (bb) The Shares have been duly approved for listing on NMS under the symbol "DHTI" subject to notice of issuance of the Shares being sold by the Company, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to NMS issuers.

                 (cc) All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company or the Subsidiary with respect to all periods ended prior to the date of this Agreement have been filed (or are the subject of valid extension) with the appropriate federal, state, local and foreign authorities and all such tax returns, as filed, are accurate in all material respects. All federal, state, local and foreign taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or the Subsidiary have been paid or reflected as a liability on the consolidated financial statements of the Company for appropriate periods, except for those taxes or claims therefor which are being contested by the Company in good faith and for which appropriate reserves are reflected in the Company's financial statements. All deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date, and each Additional Closing Date, if any, all stock transfer and other taxes which are required to be paid in connection with the sale of the Shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

                 (dd) Except as set forth in the Prospectus, there are no transactions with "affiliates" (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) which are required by the Act and the applicable rules and regulations thereunder to be disclosed in the Registration Statement.

                 (ee) The Company has procured the written agreement of each of the Selling Shareholders, each of the officers and directors of the Company and each of the Registering Shareholders not to directly or indirectly sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities of the Company convertible into or exchangeable or exercisable for Common Stock (collectively, "Company Securities") or any rights to purchase Company Securities owned or controlled by such persons now or hereafter for a period of 180 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act (the "Restriction Period"), without your prior written consent.

                 (ff) The Company (i) does not conduct business or have affiliates which conduct business in or with Cuba, (ii) does not plan to commence doing business in or with Cuba after the effective date of the Registration Statement, and (iii) is not required by Florida law to report a material change in information previously reported to the State of Florida regarding business conducted in or with Cuba.

                 (gg) All outstanding shares of the Company's Series A 9% Cumulative Convertible Preferred Stock and Series B 9% Cumulative Convertible Preferred Stock shall have been converted, on or before the Closing Date into 968,750 shares of Common Stock and 3,750,000 shares of Common Stock, respectively.

         7. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders Stet hereby severally represents and warrants to each Underwriter on the date hereof (except as otherwise set forth herein), and shall be deemed to severally represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, if any, that:

                 (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and the "Power of Attorney" and the "Custody Agreement" referred to in the last paragraph of this Section 7, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

                 (b) This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by such Selling Shareholder and this Agreement, the Power of Attorney and the Custody Agreement constitute the valid and binding agreements of such Selling Shareholder enforceable against such Selling Shareholder in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles; the performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or such Selling Shareholder's properties are bound, or under any order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder or the business or property of such Selling Shareholder.

                 (c) Such Selling Shareholder has, and immediately prior to the Closing Date (and the Additional Closing Date, if any) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities, shareholder agreements, voting trusts or claims of any nature whatsoever, and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities, shareholder agreements, voting trusts or claims of any nature whatsoever (other than those arising by or through the Underwriters), will pass to the several Underwriters.

                 (d) Such Selling Shareholder will not, during the Restriction Period, directly or indirectly, sell, offer or contract to sell, or otherwise dispose of or transfer any Company Securities owned or controlled by such Selling Shareholder now or hereafter or any rights to purchase Company Securities, without your prior written consent.

                 (e) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                 (f) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions on his part contemplated herein or in the Power of Attorney or the Custody Agreement, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Shareholder.

                 (g) Such Selling Shareholder is familiar with the Registration Statement, the Prepricing Prospectus and the Prospectus and has no knowledge of any material fact or condition not set forth in the Registration Statement, the Prepricing Prospectus or the Prospectus which has adversely affected, or may adversely affect, the condition (financial or otherwise) of the business, properties, results of operations or prospects of the Company, and the sale of the Shares proposed to be sold by such Selling Shareholder is not prompted by any such knowledge.

                 (h) The information with respect to such Selling Shareholder contained in the Registration Statement, the Prepricing Prospectus and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) does not contain any untrue statement of a material fact or, to such Selling Shareholder's knowledge, omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                 (i) The Selling Shareholder has not distributed and will not distribute any Prepricing Prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares, other than with your prior written consent and as permitted by the Act.

                 (j) On the Closing Date, and on the Additional Closing Date, if any, all stock transfer and other taxes (other than income taxes) which are required to be paid in, connection with the sale and transfer of the Shares to be sold by the Selling Shareholder to the several Underwriters hereunder will have been fully paid for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with.

         In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholders severally agree to deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         Each of the Selling Shareholders represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Letter of Transmittal and Custody Agreement (the "Custody Agreement"), in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to [Norwest Bank Minnesota, N.A.], as custodian (the "Custodian"), and that such Selling Shareholder has duly executed and delivered a Selling Shareholder's Irrevocable Power of Attorney (the "Power of Attorney"), in the form heretofore furnished to you, appointing David M. Pomerance and Mitchel J. Laskey or either of them as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder or otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement. Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Shareholders under the Custody Agreement are subject to the interest of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact pursuant to the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any individual Selling Shareholder or any executor or trustee should die or become incapacitated, or if any such estate or trust shall be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         8. EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Prepricing Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including, without limitation, postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus, the Blue Sky memoranda, the Power of Attorney, the Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including the reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters' counsel relating thereto; (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement, (ix) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section 8. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(i).

         9. INDEMNIFICATION AND CONTRIBUTION. Subject to the limitations in this paragraph below, the Company and the Selling Shareholders jointly and severally agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith, or (ii) any inaccuracy in or breach of the representations and warranties of the Company or the Selling Shareholders contained herein or any failure of the Company or the Selling Shareholders to perform their respective obligations hereunder or under law; provided, however, that (A) the indemnity agreement of each Selling Shareholder contained in this paragraph shall apply only with respect to Damages arising out of or based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished by such Selling Shareholder in writing to the Company expressly for use in or in connection with the Registration Statement and the offering contemplated thereby, or arising out of or based upon any such inaccuracy or breach of such Selling Shareholder's representations and warranties contained herein or any failure of such Selling Shareholder to perform his or its obligations hereunder or under law, and (B) with respect to any untrue statement or omission made in any Prepricing Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned if both
(y) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act, and (z) the untrue statement or omission in the Prepricing Prospectus was corrected in the Prospectus. Notwithstanding anything in this
Section 9, in no event shall any Selling Shareholder's obligation under this
Section 9 exceed the total net proceeds from the offering received by such Selling Shareholder (computed without deduction for any income taxes), it being agreed that the Company shall bear the balance.

         In addition to its other obligations under this Section 9, the Company and the Selling Shareholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company or any Selling Shareholder herein or failure to perform their obligations hereunder, all as set forth in this Section 9, they will reimburse each Underwriter on a quarterly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with the investigation or defense of any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or any Selling Shareholder's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received, together with interest compounded daily determined on the basis of the base lending rate announced from time to time by Chase Manhattan Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Selling Shareholder, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel (but the Company and the Selling Shareholders shall not be liable for the fees and expenses of more than one counsel) in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter which may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them, in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (notwithstanding its (their) obligation to bear the fees and expenses of such counsel). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their) written consent, which may not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 9.

       Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and the Selling Shareholders, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person or the Selling Shareholders based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Shareholders by the preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons and the Selling Shareholders shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

         In addition to its other obligations under this Section 9, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9 which relates to information furnished to the Company in writing by or on behalf of the Underwriters through you expressly for use in the Registration Statement, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) on a quarterly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

         If the indemnification provided for in this Section 9 is unavailable or insufficient for any reason whatsoever to an indemnified party under the first or fourth paragraph of this Section 9 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Shareholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Shareholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in
Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint.

         Notwithstanding the second and fifth paragraphs of this Section 9, any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity, contribution and reimbursement agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Shareholders, respectively, set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company or the Selling Shareholders, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company or the Selling Shareholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.


         It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second and fifth paragraphs of this Section 9, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so.
Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fifth paragraphs of this
Section 9, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of the second and fifth paragraphs of this Section 9.

         10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                 (a) Each of the Registration Statement and the Additional Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b) and 430A under the Act shall have been timely made.

                 (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock (other than pursuant to the consummation of the transaction described in Section 6(gg) hereof and the Prospectus) of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the additional Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company or the Subsidiary, shall have been sustained which had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or the Subsidiary or any of their respective properties which is material to the Company or the Subsidiary or which affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or the Subsidiary which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Shares as contemplated hereby.

                 (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Cohen, Berke, Bernstein, Brodie & Kondell, P.A., as counsel for the Company, dated the Closing Date, satisfactory to you and your counsel, to the effect that:

                          (i)     The Company is a corporation duly
                 incorporated and validly existing in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

                          (ii)    The Subsidiary is a corporation duly
                 organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company, free and clear of any perfected security interest, or to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance.

                          (iii) The authorized and the outstanding capital stock of the Company conforms in all respects to the description thereof contained in the Prospectus under the captions "Capitalization" and "Description of Capital Stock." Except as set forth in the Prospectus, to the best of such counsel's knowledge, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

                          (iv) All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or, to the best knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares or Warrant Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.

                          (v) The transactions described in Section 6(gg) hereof have been fully consummated as described in the Prospectus.

                          (vi) All offers and sales of the Company's securities (other than offers and sales of the Shares by the Underwriters, as to which such counsel need not opine) and the transactions described in Section 6(gg) hereof have been made in compliance in all material respects with the Act and all other applicable state and federal securities laws or regulations or applicable exemptions therefrom.

                          (vii) The Shares to be issued and sold to the Underwriters by the Company and the Selling Shareholders hereunder and the Warrant Shares to be issued by the Company under the Warrants have been duly authorized and, when issued and delivered to the Underwriters (or to other permitted purchasers under the Warrants) against payment therefor in accordance with the terms hereof and thereof, as the case may be, (A) such Shares and Warrant Shares will be validly issued, fully paid and nonassessable and free of any preemptive or, to the best knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares or Warrant Shares upon the issuance thereof by the Company, and
                 (B) good, valid and marketable title to such Shares issued hereunder, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares in good faith and without knowledge of any such claim, encumbrance or defect.

                          (viii) The form of certificates for the Shares conforms in all material respects to the requirements of the applicable corporate laws of the State of Florida.

                          (ix) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

                          (x) The Company has all requisite corporate power and authority to enter into this Agreement and the Warrants and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein and the Warrant Shares as provided therein, and this Agreement and the Warrants have been duly authorized, executed and delivered by the Company and are valid, legal and binding agreements of the Company enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principals and except to the extent enforceability of the provisions relating to indemnity and contribution for liabilities under the Act may be limited by or under the Act.

                          (xi) Neither the Company nor the Subsidiary is in violation of its articles of incorporation or bylaws, and, to the best knowledge of such counsel, neither the Company nor the Subsidiary is in default in the performance of any obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or any other agreement or obligation of the Company or the Subsidiary, where the default would have, individually or in the aggregate, a Material Adverse Effect.

                          (xii) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement or the Warrants, compliance by the Company with all provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the Company or any material agreement, indenture, lease or other instrument known to such counsel to which the Company is a party or by which any of its properties is bound, (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree which is known to such counsel and applicable to the Company or any of its properties.

                          (xiii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

                          (xiv) The statute of limitations with regard to claims under federal law based on the restatement of the Company's financial statements as described in the Prospectus under the headings "Business - Legal Proceedings" and "Risk Factors - Restatement of Financial Reports" has expired, and the Company has no liability with respect to any such claims.

                          (xv) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act. Without limiting the generality of the foregoing, any Rule 434 Prospectus conforms in all material respects with the requirements of Rule 434 under the Act.

                          (xvi) To the best knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or the Subsidiary or to which the Company or the Subsidiary or any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

                          (xvii) To the best knowledge of such counsel, neither the Company nor the Subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary except where such violation does not and will not have a Material Adverse Effect.

                          (xviii) To the best knowledge of such counsel, the
                 Company has such permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities ("Permits"), as are necessary for the Company to own its properties and to conduct its business in the manner described in the Prospectus, except where the failure to have such Permits would not individually or in the aggregate have a Material Adverse Effect.

                          (xix) The properties described in the Prospectus as held under lease by the Company or the Subsidiary are held under duly executed leases.

                          (xx) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described or referred to in the Registration Statement and the Prospectus (other than routine contracts entered into by the Company or the Subsidiary for the purchase of materials or the sale of products entered into in the normal course of business, although such counsel has reviewed the forms of such routine contracts), and such agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments are fairly summarized or disclosed in all material respects therein, and filed as exhibits thereto as required, and such counsel does not know, after reasonable inquiry, of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed which have not been so summarized or disclosed or filed.

                          (xxi) The descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate and fairly present in all material respects the information required to be shown.

                          (xxii) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                 In rendering such opinion, in each case where such opinion is qualified by "the best knowledge of such counsel" or "known to such counsel", such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the Company as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures. Such counsel may state in such opinion that their knowledge is limited to the knowledge of their attorneys and other representatives and employees that have given attention to the matters involving the Company.

                 In rendering such opinion, such counsel may also rely, to the extent they deem such reliance proper, upon an opinion or opinions, each dated the Closing Date, of other counsel as to matters governed by the laws of jurisdictions other than the United States or the state of Florida provided that (1) each such local counsel is acceptable to you, (2) such counsel shall state in their opinion that they believe that they and you are justified in relying thereon, and (3) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you, and is in form and substance satisfactory to our counsel. In rendering such opinion, such counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and the Representatives are justified in relying thereon. Copies of all such certificates shall be furnished to the Representatives and their counsel on the Closing Date.

                 (d) In addition, such counsel shall state that (i) based solely upon a letter from The Nasdaq Stock Market Inc. to the Company attached to such counsel's opinion, the Firm Shares, the outstanding shares, and the Optional Shares have been duly included for trading on the Nasdaq National Market upon issuance of the Shares and (ii) such counsel has participated in conferences with the officers and other representatives of the Company and the Underwriters and their counsel during which the contents of the Registration Statement and the Prospectus and related matters were discussed and reviewed, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the information that such counsel developed in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law, that nothing came to their attention that caused them to believe that the Registration Statement or the Prospectus (other than the financial statements and schedules and the other financial and statistical data therein, as to which such counsel need express no belief), on such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (e) You shall have received on the Closing Date (and the Additional Closing Date, if any) the opinion of Cohen, Berke, Bernstein, Brodie & Kondell, P.A., as counsel for the Selling Shareholders, dated the Closing Date (and the Additional Closing Date, if any) in form and substance satisfactory to you, to the effect that:

                          (i) This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders and constitute valid and binding agreements of each Selling Shareholder enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting enforcement of creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law; and the performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument of which such counsel is aware and to which such Selling Shareholder is a party or by which such Selling Shareholder or its properties are bound, or any order, rule or regulation, known to such counsel of any court or governmental agency or body applicable to such Selling Shareholders or the business or property of such Selling Shareholders.

                          (ii) No consent, approval, authorization or order has been or is required for the consummation of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by each of the Selling Shareholders hereunder, except consents, approvals, authorizations or orders which have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters.

                          (iii) Immediately prior to the Closing Date (and immediately prior to the Additional Closing Date, if applicable) each of the Selling Shareholders has good and valid title to the Shares to be sold by such Selling Shareholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

                          (iv) Good, valid and marketable title to such Shares, free and clear of all liens, encumbrances, equities or claims (other than those arising by or through the Underwriters) has been transferred to each of the several Underwriters that has purchased any portion of such Shares in good faith and without knowledge of any such lien, encumbrance, equity or claim.

                 (f) You shall have received on the Closing Date an opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., as counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Firm Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (g) You shall have received letters addressed to you and dated the date hereof and the Closing Date from each of KPMG Peat Marwick L.L.P., Deloitte & Touche LLP and Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                 (h) (i)No stop order suspending the effectiveness of the Registration Statement or the Additional Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (ii) no order suspending the effectiveness of the Registration Statement or the Additional Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the Commission or the authorities of any jurisdiction;
         (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof no amendment or supplement to the Registration Statement, the Additional Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 10(h) and in Sections 10(b) and 10(i) hereof.

                 (i) The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                 (j) You shall have received a certificate, dated on and as of the Closing Date, by or on behalf of each Selling Shareholder to the effect that as of such Closing Date such Selling Shareholder's representations and warranties in this Agreement are true and correct as if made on and as of such Closing Date, and that such Selling Shareholder has performed all such Selling Shareholder's obligations and satisfied all the conditions on such Selling Shareholder's part to be performed or satisfied at or prior to the Closing Date.

                 (k) The Company and the Selling Shareholders shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

                 (l) At or prior to the Closing Date, you shall have received the written commitment of each of the Company's officers and directors, each of the Selling Shareholders and each of the Registering Shareholders not to (i) directly or indirectly sell, offer or contract to sell, or otherwise dispose of or transfer any Company Securities owned or controlled by such persons now or hereafter or any rights to purchase Company Securities for the Restriction Period without your prior written consent.

                 (m) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

                 (n) The Company shall have duly executed and delivered to you the Warrants in accordance with Section 5(r) hereof.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 10, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (l) shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (e) shall be revised to reflect the sale of Additional Shares.

         If any of the conditions hereinabove provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

         11. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto, and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 8 and 9 shall at all times be effective.

         If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case which does not result in termination of this Agreement, either you or the Company and the Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

         12. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Selling Shareholders by notice to the Company and the Selling Shareholders, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company's Common Stock shall have been suspended by the Commission or the NMS, (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or NMS shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal, New York State or Florida State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

         13. INFORMATION FURNISHED BY THE UNDERWRITERS. The Company acknowledges that (i) the paragraph immediately following footnote (3) on the cover page of the Prospectus, and (ii) the third paragraph under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(a), 6(b) and 9 hereof.

         14. MISCELLANEOUS. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company or Selling Shareholders, to the office of the Company at 101 Southhall Lane, Suite 210, Maitland, Florida 32751, Attention: Mitchel J. Laskey, President, (with copy to Cohen, Berke, Bernstein, Brodie & Kondell, P.A., 2601 South Bayshore Drive, Suite 1900, Miami, Florida 33133; Attention: Richard N. Bernstein, Esq.), or
(ii) if to you, as Representatives
of the Underwriters, to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Mr. Frank Hancock, and to Vector Securities International, Inc., Mr. Robert Kerry, 1751 Lake Cook Road, Suite 350, Deerfield, Illinois 60015 (with copy to Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131,
Attention:  Paul Berkowitz, Esq.).

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof, the Selling Shareholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

         15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

         The Company, the Selling Shareholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

                                  Very truly yours,

                                  DYNAMIC HEALTHCARE TECHNOLOGIES, INC.


                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:


                                  SELLING SHAREHOLDERS


                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:

                                  As Attorney-in-Fact acting on behalf of each of the Selling Shareholders other than David
                                  M. Pomerance and Mitchel J. Laskey named in
                                  Schedule II to this Agreement.


                                  ______________________________________________
                                  Mitchel J. Laskey, individually


                                  ______________________________________________
                                  David M. Pomerance, individually


CONFIRMED as of the date first above mentioned, on behalf of itself and the other several
Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.



By:________________________________________
Name:  Frank Hancock
Title:


VECTOR SECURITIES INTERNATIONAL, INC.

By:________________________________________
Name:
Title:

                                   SCHEDULE I



                                                                                            NUMBER
                                                                                           OF FIRM
NAME                                                                                        SHARES
- ----                                                                                       --------
Raymond James & Associates, Inc . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Vector Securities International, Inc. . . . . . . . . . . . . . . . . . . . . . . . . .


TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,000,000
                                                                                            =========

                                  SCHEDULE II




                                          FIRM SHARES             ADDITIONAL SHARES       TOTAL SHARES
                                          -----------             -----------------       ------------
COMPANY                                   4,000,000                         -

SELLING SHAREHOLDERS                      1,000,000

                                                                            -
                                                                            -
                                                                            -
                                                                            -
                                                                            -
                                                                            -
                                                                            -
                                              -
                                          ---------                     --------            --------

           TOTAL:                         5,000,000
                                          =========                     ========            ========

                                   EXHIBIT A


                                FORM OF WARRANTS

                                   EXHIBIT B


                        LIST OF RESTRICTED SHAREHOLDERS